SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 5, 2003

TARGET RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102
(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Office)

Item 5. Other Events

Retailers National Bank, N.A. (the "Servicer") has revised its methodology for calculating annualized monthly net charge-off rates, as reported in item VIII of the monthly Servicer's report, to reflect a 360-day year and 30 days in each month, as all months contain the same number of billing cycles. This revised methodology more appropriately reflects the underlying trend of monthly net charge-off rates and eliminates the impact caused by its previous methodology, which used a 360-day year and 35 days in the months of March, June, September and December and 28 days in the remaining 8 months (consistent with Target Receivables Corporation's fiscal calendar). The Servicer believes that the impact of this revision on the three-month average net charge-off rate is not meaningful.

To illustrate the impact of this change in methodology, a schedule of monthly net charge-off rates, 3-month average net charge-off rates, monthly portfolio yields and 3-month average portfolio yields for the period January 2001 through December 2002—on both an "as reported" and "as revised" basis—is filed as Exhibit 99 to this Report.

This change will be effective with the Servicer's report to be filed in February 2003, relating to trust performance for the month of January 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2003
TARGET RECEIVABLES CORPORATION
	By:	/s/ Stephen C. Kowalke
	Name:	Stephen C. Kowalke
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99
Schedule of reported and revised monthly net charge-off rates, 3-month average net charge-off rates, monthly portfolio yields and 3-month average portfolio yields for the period January 2001 through December 2002.